UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2014

AUTRIS
(Exact name of registrant as specified in its charter)

Nevada	88-0410480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12021 Wilshire Blvd. #234, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

1-310-430-1388
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01	Changes in Registrant's Certifying Accountant.

On December 19, 2014, the board of directors of Autris (the “Company”) determined to dismiss L.L. Bradford (“LLB”) as the Company's independent registered public accounting firm effective immediately.

The reports of LLB on the Company's consolidated financial statements as of and for the years ended June 30, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended June 30, 2014 and 2013, there were no (a) disagreements with LLB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to LLB's satisfaction, would have caused LLB to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided LLB with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from LLB a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of LLB’s letter dated December __, 2014 is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss LLB, the Company engaged Sadler , Gibb & Associates, LLC (“SG”) as the Company's independent registered public accounting firm for the year ended June 30, 2015 effective immediately.

During the years ended June 30, 2014 and 2013, the Company did not consult with SG regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01

Financial Statements and Exhibits.

 (d)

Exhibit:

 16.1

Letter of L.L. Bradford

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Anand Derek Naidoo
Anand Derek Naidoo Chief Executive Officer

Dated: December 22, 2014